Exhibit 4.1

Upon recording, return to:

Ms. Shawne M. Keenan

Eversheds Sutherland (US) LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,

COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION),

GRANTOR,

to

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

SEVENTY-FOURTH SUPPLEMENTAL

INDENTURE

Relating to the

Series 2017A (Burke) Note

Series 2017B (Burke) Note

Series 2017A (Heard) Note

Series 2017A (Monroe) Note

Dated as of October 1, 2017

FIRST MORTGAGE OBLIGATIONS

NOTE TO CLERK OF THE GEORGIA SUPERIOR COURT AND GEORGIA TAX COMMISSIONER: THIS INSTRUMENT IS EXEMPT FROM THE INTANGIBLES RECORDING TAX PURSUANT TO THE RULES AND REGULATIONS OF THE STATE OF GEORGIA § 560-11-8-.14(A) BECAUSE THIS INSTRUMENT SECURES NOTES, THE BENEFICIAL OWNERS OF WHICH ARE THE DEVELOPMENT AUTHORITIES OF BURKE, HEARD AND MONROE COUNTIES, GEORGIA.

THIS SEVENTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of October 1, 2017, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta, as Trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture, as provided in Section 2.1 hereof);

WHEREAS, the Company has heretofore executed and delivered to the Trustee seventy-three Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, the “Indenture”), and the Original Indenture and the seventy-three Supplemental Indentures have been recorded as set forth on Schedule 1 attached hereto;

WHEREAS, the Development Authority of Burke County (the “Burke Authority”) has agreed to issue $50,000,000 in aggregate principal amount of Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2017A (the “Series 2017A Burke Bonds”), and to loan the proceeds from the sale thereof to the Company pursuant to that certain Loan Agreement, dated as of October 1, 2017, relating thereto (the “Series 2017A Burke Loan Agreement”);

WHEREAS, the Company’s obligation to repay the loan of the proceeds of the Series 2017A Burke Bonds will be evidenced by that certain Series 2017A (Burke) Note, to be dated the date of its authentication (the “Series 2017A (Burke) Note”), from the Company to U.S. Bank National Association, as trustee (in such capacity, the “Series 2017A Burke Trustee”), as assignee and pledgee of the Burke Authority pursuant to the Trust Indenture, dated as of October 1, 2017 (the “Series 2017A Burke Indenture”), between the Burke Authority and the Series 2017A Burke Trustee;

WHEREAS, the Burke Authority has agreed to issue $41,645,000 in aggregate principal amount of Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2017B (the “Series 2017B Burke Bonds”), and to loan the proceeds from the sale thereof to the Company pursuant to that certain Loan Agreement, dated as of October 1, 2017, relating thereto (the “Series 2017B Burke Loan Agreement”);

WHEREAS, the Company’s obligation to repay the loan of the proceeds of the Series 2017B Burke Bonds will be evidenced by that certain Series 2017B (Burke) Note, to be dated the date of its authentication (the “Series 2017B (Burke) Note”), from the Company to U.S. Bank National Association, as trustee (in such capacity, the “Series 2017B Burke Trustee”), as assignee and pledgee of the Burke Authority pursuant to the Trust Indenture, dated as of October 1, 2017 (the “Series 2017B Burke Indenture”), between the Burke Authority and the Series 2017B Burke Trustee;

WHEREAS, the Development Authority of Heard County (the “Heard Authority”) has agreed to issue $7,455,000 in aggregate principal amount of Development Authority of Heard County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Wansley Project), Series 2017A (the “Series 2017A Heard Bonds”), and to loan the proceeds from the sale thereof to the Company pursuant to that certain Loan Agreement, dated as of October 1, 2017, relating thereto (the “Series 2017A Heard Loan Agreement”);

WHEREAS, the Company’s obligation to repay the loan of the proceeds of the Series 2017A Heard Bonds will be evidenced by that certain Series 2017A (Heard) Note, to be dated the date of its authentication (the “Series 2017A (Heard) Note”), from the Company to U.S. Bank National Association, as trustee (in such capacity, the “Series 2017A Heard Trustee”), as assignee and pledgee of the Heard Authority pursuant to the Trust Indenture, dated as of October 1, 2017 (the “Series 2017A Heard Indenture”), between the Heard Authority and the Series 2017A Heard Trustee;

WHEREAS, the Development Authority of Monroe County (the “Monroe Authority”) has agreed to issue $23,520,000 in aggregate principal amount of Development Authority of Monroe County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Scherer Project), Series 2017A (the “Series 2017A Monroe Bonds” and, together with the Series 2017A Burke Bonds, the Series 2017B Burke Bonds and the Series 2017A Heard Bonds, collectively, the “Bonds”), and to loan the proceeds from the sale thereof to the Company pursuant to that certain Loan Agreement, dated as of October 1, 2017, relating thereto (the “Series 2017A Monroe Loan Agreement” and, together with the Series 2017A Burke Loan Agreement, the Series 2017B Burke Loan Agreement and the Series 2017A Heard Loan Agreement, collectively, the “Loan Agreements”);

WHEREAS, the Company’s obligation to repay the loan of the proceeds of the Series 2017A Monroe Bonds will be evidenced by that certain Series 2017A (Monroe) Note, to be dated the date of its authentication (the “Series 2017A (Monroe) Note” and, together with the Series 2017A (Burke) Note, the Series 2017B (Burke) Note and the Series 2017A (Heard) Note, collectively, the “Notes”), from the Company to U.S. Bank National Association, as trustee (in such capacity, the “Series 2017A Monroe Trustee”), as assignee and pledgee of the Monroe Authority pursuant to the Trust Indenture, dated as of October 1, 2017 (the “Series 2017A Monroe Indenture”), between the Monroe Authority and the Series 2017A Monroe Trustee;

WHEREAS, the proceeds of the Bonds will be used to repay certain indebtedness which was used by the Company to refund certain outstanding pollution control revenue bonds previously issued on behalf of the Company by the Burke Authority, the Heard Authority and the Monroe Authority;

WHEREAS, the Company desires to execute and deliver this Seventy-Fourth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of providing for the creation and designation of the Notes as Additional Obligations and specifying the forms and provisions thereof;

WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including (i) to create a series of Additional Obligations under the Indenture and to make provisions for such series of Additional Obligations and (ii) to convey and confirm unto the Trustee any property subject or required to be subject to the lien of the Indenture; and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of (and premium, if any) and interest on the Notes, to make the Notes to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding lien for the security of the Notes, in accordance with its terms, have been done and taken, and the execution and delivery of this Seventy-Fourth Supplemental Indenture have been in all respects duly authorized by the Company.

NOW, THEREFORE, THIS SEVENTY-FOURTH SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when authenticated and delivered, the Notes, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Notes are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all property described on Exhibit A attached hereto, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Original Indenture subject in all cases to Sections 5.2 and 11.2 B of the Original Indenture and to the rights of the Company under the Original Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Original Indenture to the extent contemplated thereby.

PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property

described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

The Company may, however, pursuant to the Granting Clause Third of the Original Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created by the Indenture, forever.

SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

UPON CONDITION that, until the happening of an Event of  Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

THE INDENTURE, INCLUDING THIS SEVENTY- FOURTH SUPPLEMENTAL INDENTURE, is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

AND IT IS HEREBY COVENANTED AND DECLARED that the Notes are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I

THE NOTES AND CERTAIN PROVISIONS RELATING THERETO

Section 1.1                                   Authorization and Terms of the Notes

A.                 The Series 2017A (Burke) Note

There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the “Series 2017A (Burke) Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.2 A hereof.  The aggregate principal amount of the Series 2017A (Burke) Note which shall be authenticated and delivered and Outstanding at any one time is limited to $50,000,000.

The Series 2017A (Burke) Note shall be dated the date of its authentication.  The Series 2017A (Burke) Note shall mature on November 1, 2045 and shall bear interest from the date of its authentication to the date of its maturity at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 A hereof.  The Series 2017A (Burke) Note shall be authenticated and delivered to, and made payable to, U.S. Bank National Association, as the Series 2017A Burke Trustee.

All payments, including prepayments, made on the Series 2017A (Burke) Note shall be made as provided in the Series 2017A (Burke) Note and the Series 2017A Burke Loan Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the Series 2017A Burke Trustee, and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

B.                 The Series 2017B (Burke) Note

There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the “Series 2017B (Burke) Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.2 B hereof.  The aggregate principal amount of the Series 2017B (Burke) Note which shall be authenticated and delivered and Outstanding at any one time is limited to $41,645,000.

The Series 2017B (Burke) Note shall be dated the date of its authentication.  The Series 2017B (Burke) Note shall mature on November 1, 2045 and shall bear interest from the date of its authentication to the date of its maturity at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 B hereof.  The Series 2017B (Burke) Note shall be authenticated and delivered to, and made payable to, U.S. Bank National Association, as the Series 2017B Burke Trustee.

All payments, including prepayments, made on the Series 2017B (Burke) Note shall be made as provided in the Series 2017B (Burke) Note and the Series 2017B Burke Loan Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the Series 2017B Burke Trustee, and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

C.                 The Series 2017A (Heard) Note

There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the “Series 2017A (Heard) Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.2 C hereof.  The aggregate principal amount of the Series 2017A (Heard) Note which shall be authenticated and delivered and Outstanding at any one time is limited to $7,455,000.

The Series 2017A (Heard) Note shall be dated the date of its authentication.  The Series 2017A (Heard) Note shall mature on November 1, 2040 and shall bear interest from the date of its authentication to the date of its maturity at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 C hereof.  The Series 2017A (Heard) Note shall be authenticated and delivered to, and made payable to, U.S. Bank National Association, as the Series 2017A Heard Trustee.

All payments, including prepayments, made on the Series 2017A (Heard) Note shall be made as provided in the Series 2017A (Heard) Note and the Series 2017A Heard Loan Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the Series 2017A Heard Trustee, and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

D.                 The Series 2017A (Monroe) Note

There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the “Series 2017A (Monroe) Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.2 D hereof.  The aggregate principal amount of the Series 2017A (Monroe) Note which shall be authenticated and delivered and Outstanding at any one time is limited to $23,520,000.

The Series 2017A (Monroe) Note shall be dated the date of its authentication.  The Series 2017A (Monroe) Note shall mature on November 1, 2040 and shall bear interest from the date of its authentication to the date of its maturity at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 D hereof.  The Series 2017A (Monroe) Note shall be authenticated and delivered to, and made payable to, U.S. Bank National Association, as the Series 2017A Monroe Trustee.

All payments, including prepayments, made on the Series 2017A (Monroe) Note shall be made as provided in the Series 2017A (Monroe) Note and the Series 2017A Monroe Loan Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the Series 2017A Monroe Trustee, and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

Section 1.2                                   Form of the Notes

A.                 The Series 2017A (Burke) Note

The Series 2017A (Burke) Note and the Trustee’s certificate of authentication for the Series 2017A (Burke) Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2017A (Burke) Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

B.                 The Series 2017B (Burke) Note

The Series 2017B (Burke) Note and the Trustee’s certificate of authentication for the Series 2017B (Burke) Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2017B (Burke) Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

C.                 The Series 2017A (Heard) Note

The Series 2017A (Heard) Note and the Trustee’s certificate of authentication for the Series 2017A (Heard) Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2017A (Heard) Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

D.                 The Series 2017A (Monroe) Note

The Series 2017A (Monroe) Note and the Trustee’s certificate of authentication for the Series 2017A (Monroe) Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2017A (Monroe) Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

ARTICLE II

MISCELLANEOUS

Section 2.1                                   Supplemental Indenture. This Seventy-Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed.  Except to the extent inconsistent with the express terms of the Notes, the Loan Agreements or this Seventy-Fourth Supplemental Indenture, all of the provisions, terms, covenants and conditions of the Indenture generally applicable to the payment or redemption of all Obligations shall be applicable to the Notes to the same extent as if specifically set forth herein.  All capitalized terms used in this Seventy-Fourth Supplemental Indenture but not defined herein shall have the same meanings ascribed to them in the Original Indenture, as such terms may have been or may be amended or modified from time to time pursuant to the Indenture, except in cases where the context clearly indicates otherwise.  All references herein to Sections, Articles, definitions or other provisions of the Original Indenture shall be to such Sections, Articles, definitions or other provisions as they may be amended or modified from time to time pursuant to the Indenture.

Section 2.2                                   Recitals. All recitals in this Seventy- Fourth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 2.3                                   Successors and Assigns. Whenever in this Seventy-Fourth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Seventy-Fourth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 2.4                                   No Rights, Remedies, Etc. Nothing in this Seventy-Fourth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Seventy-Fourth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Seventy-Fourth

Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.

Section 2.5                                   Counterparts. This Seventy-Fourth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 2.6                                   Security Agreement; Mailing Address.  To the extent permitted by applicable law, this Seventy- Fourth Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.  The mailing address of the Company, as debtor is:

Oglethorpe Power Corporation

(An Electric Membership Corporation)

2100 East Exchange Place

Tucker, Georgia 30084-5336,

and the mailing address of the Trustee, as secured party, is:

U.S. Bank National Association

Attention: Corporate Trust Services

1349 West Peachtree Street, NW

Suite 1050, Two Midtown Plaza

Atlanta, Georgia 30309

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IN WITNESS WHEREOF, the parties hereto have caused this Seventy-Fourth Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:	OGLETHORPE POWER
CORPORATION (AN ELECTRIC
MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia

	By:	/s/ Elizabeth B. Higgins
Elizabeth B. Higgins
Executive Vice President and
Chief Financial Officer

Signed, sealed and delivered	Attest:	/s/ Patricia N. Nash
by the Company in the presence of:		Patricia N. Nash
Secretary

/s/ Joe Rick		[CORPORATE SEAL]
Witness

/s/ Sharon H. Wright
Notary Public

(Notarial Seal)

My commission expires: October 22, 2019

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[Signatures Continued from Previous Page]

Trustee:	U.S. BANK NATIONAL ASSOCIATION,
a national banking association

	By:	/s/ Jack Ellerin
Signed and delivered		Authorized Agent
by the Trustee in the
Presence of:

/s/ Stephanie Cox
Witness

/s/ Mary Easton
Notary Public

(Notarial Seal)

My commission expires: April 13, 2018

Exhibit A

All property of the Company (other than Excepted Property and Excludable Property) in the Counties of Appling, Burke, Carroll, Coweta, DeKalb, Floyd, Hart, Heard, Monroe, Murray, Talbot, Toombs, Walton, Warren, Washington and Whitfield, State of Georgia, whether now owned or hereafter acquired, including the following property, to wit:

1. Hawk Buffer — 1400 Joe Stephens Rd. (Heard County)

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF HEARD, STATE OF GEORGIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL I:

All that tract or parcel of land situate, lying and being in Land Lot 206 of the Third land District of Heard County, Georgia, being Tract 4-A, containing 10.00 acres, more or less, as shown on plat of survey prepared for Lawrence I. Gould by John R. Christopher, GRLS No. 1766, on November 28, 2012, as recorded in Plat Book 14, Page 41, Heard County Records, which plat is hereby referenced and made a part hereof for a more complete and accurate description of the property herein conveyed.

Together with a 20-foot perpetual easement for the purpose of vehicular and pedestrian ingress/egress to/from Hawk Road conveyed by virtue of deed recorded in Deed Book 142, Page 500, Heard County Records.

PARCEL II:

All that tract or parcel of land lying and being in Land Lot 206 of the Third Land District of Heard County, Georgia, being Tract 4-B, containing 7.42 acres, more or less, as shown on plat of surveyed prepared for Lawrence I. Gould by John R. Christopher, GRLS No. 1766, on November 28, 2012, as recorded in Plat Book 14, Page 41, Heard County Records, which plat is hereby referenced and made a part hereof for a more complete and accurate description of the property herein conveyed.

Together with a 20-foot perpetual easement for the purpose of vehicular and pedestrian ingress/egress to/from Hawk Road conveyed by virtue of deed recorded in Deed Book 142, Page 500, Heard County Records.

2. Hawk Buffer — Hart Rd. (“Faires Tract”) (Heard & Coweta Counties)

All that tract or parcel of land containing seventeen and five-tenths (17.5) acres, more or less of Land Lot 206 in the 3rd District of originally Coweta, now Heard County, Georgia and being shown and designated as Tract 5 per plat recorded in Plat Book 1, page 254, Heard County, Georgia records.  This tract lies partly in Coweta County, Georgia.  Reference to said plat is hereby made for a more complete and accurate description of the property conveyed herein.  The original deed is recorded in Deed Book 228, page 208 of the deed records of Coweta County, GA and in Deed Book 58, page 120, of the deed records of Heard County, GA

Coweta County property description LL 206, Land District 3, map #004 3206 0031.

Heard County property description LL 206, Land District 3, map #0052 0037.

And also being described as follows:

PARCEL “A”:

All that tract or parcel of land lying and being in Land Lot 206 of the 3rd Land District of Heard County, Georgia and Coweta County, Georgia and being more particularly described as Parcel “A” containing 14.466 total acres more or less and being further described as follows:

TO FIND THE TRUE POINT OF BEGINNING, begin at the northeast corner of Land Lot 206 of the 3rd Land District, Coweta County, Georgia, run thence South 01 degree 05 minutes 03 seconds East, a distance of 311.50 feet to a point; run thence South 56 degrees 04 minutes 18 seconds West, a distance of 3.56 feet to a point; run thence South 56 degrees 04 minutes 18 seconds West a distance of 82.35 feet to a ½” iron set pin on the southerly right-of-way of Haw Road (80’ R/W) and the TRUE POINT OF BEGINNING; from said TRUE POINT OF BEGINNING, run thence South 56 degrees 04 minutes 18 seconds West, a distance of 705.95 feet to a point; run thence South 62 degrees 24 minutes 46 seconds West, a distance of 316.86 feet to a point; run thence North 26 degrees 00 minutes 00 seconds West, a distance of 974.70 feet to a ½” iron pin found with cap and the southerly right-of-way of Hawk Road (60’ R/W); run thence along the southerly right-of-way of Hawk Road (60’ R/W) South 86 degrees 44 minutes 49 seconds East, a distance of 330.00 feet to a point; run thence South 87 degrees 22 minutes 46 seconds East, a distance of 95.44 feet to a point; run thence South 89 degrees 51 minutes 03 seconds East, a distance of 50.83 feet to a point; run thence South 17 degrees 01 minute 21 seconds East, a distance of 10.43 feet to a point; run thence North 88 degrees 09 minutes 47 seconds East, a distance of 110.81 feet to a point; run thence North 89 degrees 11 minutes 18 seconds East, a distance of 50.51 feet to a point; continuing thence along the arc of a curve to the right an arc distance of 182.67 feet to a point (said arc being subtended by a chord bearing South 79 degrees 56 minutes 12 seconds East, a chord distance of 181.46 feet); run thence South 68 degrees 30 minutes 57 seconds East, a distance of 380.38 feet to a point; continuing thence along the arc of a curve to the right an arc distance of 156.97 feet to a point (said arc being subtended by a chord bearing South 45 degrees 55 minutes 05 seconds East, a chord distance of 152.94 feet); continuing thence along the arc of a curve to the right an arc distance of 31.14 feet to a point and the TRUE POINT OF BEGINNING (said arc being subtended by a chord bearing South 21 degrees 34 minutes 09 seconds East, a chord distance of 31.12 feet).

Said courses and distances are more fully shown on survey for Joey Gould by Turner & Associates Land Surveyors, P.C. dated 4-28-2016, Jason D. Turner, GRLS #2795.

PARCEL “B”:

All that tract or parcel of land lying and being in Land Lot 206 of the 3rd District of Coweta County, Georgia and being more particularly described as Parcel “B” containing 1.399 acres more or less and being further described as follows:

Beginning at the northeast corner of Land Lot 206 of the 3rd District of Coweta County, Georgia; run thence South 01 degree 05 minutes 03 seconds East, a distance of 311.50 feet to a point; run thence South 56 degrees 04 minutes 18 seconds West, a distance of 3.56 feet to a point; continuing thence along the arc of a curve to the left an arc distance of 17.08 feet to a point on the northerly right-of-way of Hawk Road (80’ R/W) (said arc being subtended by a chord bearing North 23 degrees 19 minutes 10 seconds West having a chord distance of 17.08 feet); continuing thence along the arc of a curve to the left an arc distance of 218.95 feet to a point (said arc being subtended by a chord bearing North 46 degrees 02 minutes 03 seconds West, a chord distance of 213.37 feet); run thence North 68 degrees 30 minutes 57 seconds West, a distance of 380.39 feet to a point; run thence North 69 degrees 35 minutes 49 seconds West, a distance of 20.02 feet to a ¾” open top pipe found; run thence North 89 degrees 38 minutes 29 seconds East, a distance of 530.13 feet to a 1” open pipe found and the point of beginning.

Said courses and distances are more fully shown on survey for Joey Gould by Turner & Associates Land Surveyors, P.C. dated 4-28-2016, Jason D. Turner, GRLS #2795.

3. Hawk Buffer — Joe Stephens Rd. (“Shelnutt Tract”) (Heard County)

That certain tract or land containing Seventeen and five-tenths (17.5) acres, more or less of Land Lot 206 in the 3rd District of originally Coweta, now Heard County, Georgia, and being shown and designated on the plat of said lands recorded in Plat Book 1, page 254, Office, Clerk of Superior Court, [H]eard County, Georgia, as Tract Three (3).  Reference to said plat is hereby made for a more complete and accurate description of the property conveyed herein.

4. Scherer Parcel 32 — Luther Smith Rd. (Monroe County)

All that tract or parcel of land lying and being in Land Lot 148 of the Fifth Land District of Monroe County, Georgia, containing in the aggregate 6.10 acres, and being designated as Lots 8 and 9 (Lot 8 containing 3.28 acres and Lot 9 contains 2.83 acres) on a certain plat of survey prepared by Herbert B. Orr, Surveyor, dated April 15, 1978, and recorded in Plat Book 8, Page 138, Clerk’s Office, Monroe Superior Court, which plat is by this reference incorporated herein and made a part of this description.

5. Scherer Parcel 42 — 106 Turkey Run Rd. (Monroe County)

Parcel One

All that tract or parcel of land lying and being in Land Lot No. 177 and 178 of the 5th Land District of Monroe County, Georgia and being more particularly described as New Lot 8-A on a plat entitled “A Re-Partitioning Survey Plat for William Wade Watkins and Sherry Lewis Watkins” dated February 27, 2002, prepared by Hugh W. Mercer, Registered Land Surveyor No.

1890 and the same is recorded in Plat Book No. 25, Page No. 60 in the Office of the Clerk of the Superior Court of Monroe County, Georgia and said plat is herein incorporated by reference.

Parcel Two

A non-exclusive perpetual access easement over, across and upon that certain “60’ Private Road & Access Easement to Riverbend Subdivision” as shown upon “A Re-Partitioning Survey Plat for William Wade Watkins & Sherry Lewis Watkins prepared by Mercer Land Surveying, Inc., Hugh W. Mercer, Jr., GRLS No. 1890, dated February 27, 2002, and recorded in Plat Book 25, Page 60, Clerk’s Office, Monroe Superior Court.

6. Scherer Parcel 9 — Redding Rd. (Monroe County)

All those tracts or parcels of land lying and being in Land Lots 110, 111, 115, 116 and 117 of the Fifth Land District, 466th GMD, Middlebrooks District, of Monroe County, Georgia, being shown and distinguished as Tract 1, containing 280.09 acres, Tract 2, containing 115.39 acres, and Tract 3, containing 6.05 acres, and containing in the aggregate 401.53 acres, upon that certain Boundary Survey prepared for Georgia Power Company of property of Loblolly Investments, LLLP and White Horse Partners, LLLP by Jordan Engineering, Robert O. Jordan, GRLS No. 2902, dated August 10, 2016, Drawing No. P421-16, and recorded in Plat Book 32, Page 185, Clerk’s Office, Monroe Superior Court. Said tracts have such size, shape and dimensions as are shown on said plat which by reference thereto is incorporated herein for all purposes.

7. Scherer Parcel 1 — Cochran Rd. (Monroe County)

All that tract or parcel of land lying and being in Land Lots 114 and 143 of the Fifth Land District, 466th G.M.D., Middlebrooks District, of Monroe County, Georgia, containing 66.40 acres, and being shown and described upon that certain Boundary Survey - 66.40 Acres — Mary Evelyn Jackson prepared for Georgia Power Company by Jordan Engineering, Robert O. Jordan, GRLS No. 2902, dated August 16, 2016, Drawing No. P424-15, and recorded in Plat Book 32, Page 188, Clerk’s Office, Monroe Superior Court. Said tract has such size, shape and dimensions as are shown on said plat which by reference thereto is incorporated herein for all purposes.

8. Scherer Parcel 27 — 2310 Luther Smith Rd. (Monroe County)

All that tract or parcel of land lying and being in Land Lot 140 of the 5th Land District, 466th (Middlebrooks) Georgia Militia District of Monroe County, Georgia, containing 2.000 acres according to that certain plat of survey entitled “A Boundary Survey for Betty D. Goolsby”, prepared by Steven A. Coleman, Surveyor, dated October 18, 2006, and recorded in Plat Book 28, Page 277, Clerk’s Office, Monroe Superior Court, which plat is by this reference incorporated herein and made a part of this description.

9. Scherer Parcel 39 — 11898 Highway 87 (Monroe County)

All that tract or parcel of land lying and being in Land Lots 141 and 142 of the 5th Land District, 466th GMD, of Monroe County, Georgia, and being shown and distinguished as Parcel No. 2-A, containing 105.55 acres, Parcel No. 2-B, containing 5.00 acres, and Parcel No. 3, containing 1.21 acres, upon that certain Boundary & Partitioning Survey prepared for William Ben Speir & Leon Speir by Steve Coleman & Associates, Inc., Steven A. Coleman, GRLS No. 2590, dated October 24, 2007, last revised June 29, 2015, and recorded in Plat Book 32, Page 82, Clerk’s Office, Monroe Superior Court. Said tracts have such size, shape and dimensions as are shown on said survey which by reference thereto is incorporated herein for all purposes.

10. Scherer Parcel 38 — Redding Rd. (Monroe County)

All those tracts or parcels of land lying and being in Land Lots 141 and 142 of the Fifth Land District, 466th (Middlebrooks) GMD, in Monroe County, Georgia, being shown and designated as Parcel No. 1-A, containing 107.01 acres, and Parcel No. 1-B, containing 3.54 acres, as shown upon that certain Boundary & Partitioning Survey prepared for William Ben Speir & Leon Speir by Steve Coleman & Associates, Inc., Steven A. Coleman, GRLS No. 2690, dated October 24, 2007, last revised June 29, 2015, and recorded in Plat Book 32, Page 82, Clerk’s Office, Monroe Superior Court. Said parcels have such size, shape and dimensions as are shown on said plat which by reference thereto is incorporated herein for all purposes.

11. Scherer Parcel 41/41A — 11068 Highway 87 (Monroe County)

Parcel One

All those tracts or parcels of land lying and being in Land Lots 172 and 177 of the 5th Land District, Monroe County, Georgia and being known and designated as Lots 1 and 2, each lot containing 5.00 acres, according to a plat prepared by Hugh W. Mercer, Jr., RLS, dated December 26, 1991 and recorded in Plat Book 17, Page 91, Clerk’s Office, Monroe Superior Court, said plat being incorporated herein and made a part hereof by reference.

Parcel Two

All that tract or parcel of land lying and being in Land Lots 172 & 177 of the 5th Land District, 466th (Middlebrooks) Georgia Militia District of Monroe County, Georgia, containing 13.61 acres and being known and designated as “New Lot 8-B Sherry Lewis Watkins” according to that certain plat of survey entitled “A Re-Partitioning Survey Plat for William Wade Watkins & Sherry Lewis Watkins,” prepared by Hugh W. Mercer, Jr., Surveyor, dated February 27, 2002, and recorded in Plat Book 25, Page 60, Clerk’s Office, Monroe Superior Court, which plat is by this reference incorporated herein and made a part of this description.

Parcel Three

A non-exclusive easement for access, ingress and egress to and from Parcel Two and the “60’ Private Road & Access Easement to Riverbend Subdivision” shown on the survey recorded in Plat Book 25, Page 60, Clerk’s Office, Monroe Superior Court, over, upon and across the “25’

Easement” lying within the southwesterly boundary of New Lot 8-A as shown on the survey recorded in Plat Book 25, Page 60, said Clerk’s Office.

12. Scherer Parcel 3 — Redding Rd. (Monroe County)

All that tract or parcel of land lying and being in Land Lots 83, 108, 109 and 110 of the 5th Land District, 466th GMD, Middlebrooks District, of Monroe County, Georgia containing 386.43 acres, as shown on that certain Boundary Survey prepared for Georgia Power Company of property owned by Wriclay Company, LLP, prepared by Jordan Engineering, Robert O. Jordan, GRLS No. 2902, dated November 14, 2016, Drawing No. P433-12, and recorded in Plat Book 32, Page 208, Clerk’s Office, Monroe Superior Court. Said tract has such size, shape and dimensions as are shown on said plat which by reference thereto is incorporated herein for all purposes.

13. Scherer Parcel 8 — Redding Rd. (Monroe County)

All that tract or parcel of land lying and being in Land Lot 105 of the Fifth Land District, 466th GMD, Middle Brooks District, of Monroe County, Georgia, containing 1.46 acres, and as shown upon that certain Boundary Survey prepared for Georgia Power Company of property of Hardin, Newton, & Wright, LLP by Jordan Engineering, Robert O. Jordan, GRLS No. 2902, dated September 28, 2016, Drawing No. P429-4, and recorded in Plat Book 32, Page 195, Clerk’s Office, Monroe Superior Court. Said tract has such size, shape and dimensions as are shown on said plat which by reference thereto is incorporated herein for all purposes.

14. Scherer Parcel 25 — 2310 Luther Smith Rd. (Monroe County)

All that tract or parcel of land lying and being in Land Lot 140, of the Fifth Land District, of Monroe County, Georgia, containing 2.00 acres according to that certain plat entitled “A Boundary Survey for Robert L. Goolsby”, prepared by Hugh W. Mercer, Jr., Surveyor, dated March 1, 1985, and recorded in Plat Book 12, Page 53, Clerk’s Office, Monroe Superior Court. Said tract has such size, shape, metes, bounds and dimensions as are shown on said plat, which plat is incorporated herein by reference thereto.

15. Scherer Parcel 20 — 2515 Luther Smith Rd. (Monroe County)

All that tract or parcel of land situate, lying and being in Land Lot 149 of the 5th Land District of Monroe County, Georgia, lying on the south side of Luther Smith Road, containing 2.0 acres, more or less, which are more particularly described as follows: Beginning at a point located on the southerly right-of-way line of Luther Smith Road at its common comer with the lot herein described and land now or formerly owned by Charles E. Funderburke and Phyllis S. Funderburke; thence running in an easterly direction along the southerly right-of-way line of said Luther Smith Road a distance of 210 feet to a point; thence running in a southerly direction on a line parallel to the easterly margin of the Funderburke lands a distance of 420 feet to a point; thence running at right angles in a westerly direction on a line parallel to the southern margin of said Luther Smith Road along the line of James L. Williams and Frank J. Williams a distance of 201 feet to a point; thence running in a northerly direction along the Funderburke line a distance of 420 feet, more or less, to the point of beginning.

16. Scherer Parcel 6 — 150 West Redding Rd. (Monroe County)

All that tract or parcel of land lying and being in Land Lot 85 of the Fifth Land District of Monroe County, Georgia and more specifically shown as Tract 2 (5.057 acres) on that certain plat of survey entitled “Lot Division Plan for Michael Hunnicutt and Melinda H. Smith”, by George Vedder, Registered Land Surveyor #2562, dated August 28, 2015 (plat date) recorded in the Clerk’s Office of the Superior Court of Monroe County, Georgia in Plat Book 32, Page 98.  Said plat with its metes, bunds, courses and distances is hereby incorporated herein by reference thereto and made a part hereof for a more accurate reference.

17. Hawk Buffer — 463 Hawk Rd. (Coweta County)

All that tract or parcel of land situate, lying and being in Land lot 203 of the Third Land District of Coweta County, Georgia containing 2.0 acres, and entitled “Property of 1.0. Wessinger” on plat of survey by John R. Christopher, Registered Surveyor, dated March 8, 1974, and recorded in Plat Book 18, page 137, Office of the Clerk of Coweta Superior Court, reference to which plat is hereby made for a more accurate description of the property herein conveyed. Said property is more particularly described as follows:

BEGIN at an iron pin on the west land lot line of Land Lot 203, which iron pin is South 01 degree 15 minutes East, a distance of 115.0 feet from the northwest corner of said Land Lot 203, and from said iron pin and point of beginning run thence South 01 degree 15 minutes East, a distance of 207.0 feet to an iron pin on the easterly right-of-way of Hawk Road; thence run South 07 degrees 15 minutes East, a distance of 240.50 feet to an iron pipe; thence run North 37 degrees 37 minutes East, a distance of 570.30 feet to an iron pin; thence run South 89 degrees 04 minutes West, a distance of 383.0 feet to the iron pin and point of beginning.

AND

All that certain tract or parcel of land situate, lying and being in Land Lot 203 of the Third Land District of Coweta County, Georgia, and being more particularly described as that certain tract containing 1.009 acres as set forth on that certain plat of survey for George W. Justiss and Kathy Justiss, said survey being prepared by John R. Christopher, Registered Land Surveyor, dated March 8, 1974, and being of record in Plat book 48, page 242, Office of the Clerk, Coweta County, Georgia Superior Court. Reference to said plat is hereby made for a more complete and accurate description of the property herein conveyed. Said plat was revised on May 8, 1990 to reflect the subject 1.009 acre tract.

18. Hawk Buffer — 342 Midway Rd. (Coweta County)

All that tract or parcel of land lying and being in Land Lot 204 of the Third District of Coweta County, Georgia, containing 53.84 acres, as shown on Tract #2 on a survey plat recorded in Deed Book 301, page 164 of the land records of Coweta County, Georgia, showing directions and distances as follows to wit:

BEGINNING at an iron pin on the south right of way of Midway Road, thence easterly 1501.05 feet along the said south right of way to an iron pin; thence South 00 degrees 48 minutes West, a distance of 577.67 feet to an iron pin; thence South 00 degrees 35 minutes West, a distance of 521.83 feet to an iron pin; thence South 00 degrees 29 minutes West, a distance of 362.32 feet to an iron pin corner; thence North 88 degrees 56 minutes West, a distance of 1468.24 feet to an iron pin corner; thence North 00 degrees 32 minutes East, a distance of 1626.17 feet to the point of beginning.

LESS AND EXCEPT 15 acres deeded to Charles G. Burke and Anne S. Burke, as Grantees, from Wesley Lee Beith, Sr., and Gail D. Beith, as Granters, on July 9, 1991 and recorded in Deed Book 621, pages 121-122, in Coweta County, Georgia records.

LESS AND EXCEPT 2.38 acres to Patrick Neal Beith and Kimberly A Beith, as Grantees, from Wesley Lee Beith, Sr. and Gail D. Beith, as Granters, on February 2, 1994 and recorded in Deed Book 832, page 330, Coweta County, Georgia records (as previously conveyed in 2 acres to Patrick Neal Beith, as Grantee, from Gail D. Beith and Wesley Lee Beith, Sr., as Granters, on October 19, 1993 and recorded in Deed Book 800, page 145, Coweta County, Georgia records.)

19. Scherer Parcel 28 — 2384 Luther Smith Rd. (Monroe County)

All that tract or parcel of land lying and being in Land Lot 140, 466th G.M.D., Fifth Land District, Monroe County, Georgia, according to that certain plat of survey prepared for Franklin Wilson by H.C. Hendrick, Jr. dated November 3, 1966 and recorded in Plat Book 3, Page 45 in the Clerk’s Office, Monroe Superior Court, and being further described according to a plat by William W. Lewis, dated December 15, 1975, as follows:

Beginning at a point on the northwesterly line of Luther Smith Road, that is 4174 feet southwesterly from the southwesterly line of Highway 87 (this measurement being made along the northwesterly line of Luther Smith Road), and running thence westerly along the property of E.L. Williams, Sr. a distance of 234. 7 feet to a point; thence southerly along the property of Brack L. Goolsby a distance of 207.9 feet to a point; thence easterly along the property of Brack L. Goolsby a distance of 205.3 feet to a point on the westerly line of Luther Smith Road; thence north and northeasterly along the arc of the curve of Luther Smith Road, a chord distance of 118.5 feet to a point; thence continuing north and northeasterly along the arc of the curve of Luther Smith Road a chord distance of 112.7 feet to the point of beginning.

The above property is the same property described in that certain Warranty Deed from John D. Leonard and Carolyn A. Leonard to Billy C. Cochran and Annie Gail Cochran dated December 23, 1975 and recorded in Deed Book 103, Page 138, Clerk’s Office, Monroe Superior Court.

20. Scherer Parcel 14 — 2371 Luther Smith Rd. (Monroe County)

All that tract or parcel of land lying and being in Land Lot 148 of the 5th Land District of Monroe County, Georgia, containing 2.137 acres, and being known and designated as Tract No. 1 (Phase 1) according to that certain plat of survey entitled “Survey for: David W. Crook & Robert A. Goolsby,” prepared by William E. Whitley, Surveyor, dated March 5, 2003, and recorded in Plat Book 26, Page 74, Clerk’s Office, Monroe Superior Court, which plat is by this reference incorporated herein and made a part of this description.

21. Scherer Parcel 11 — Bowdoin Rd. (Monroe County)

All that tract or parcel of land lying and being in Land Lot 148 of the Fifth Land District of Monroe County, Georgia, containing 3.17 acres and being shown upon that certain Boundary Survey of the Marvin E. Bowdoin Tract prepared for Georgia Power Company by Jordan Engineering, Robert O. Jordan, GRLS No. 2902, dated February 27, 2017, Drawing No. P441-8, and recorded in Plat Book 32, Page 230, Clerk’s Office, Monroe Superior Court. Said tract has such size, shape and dimensions as are shown on said survey which by reference thereto is incorporated herein for all purposes.

22. Scherer Parcels 43 & 44 — 4681 Juliette Rd. (Monroe County)

Tract A

All that tract or parcel of land lying and being in Land Lot 111 of the 5th Land District of Monroe County, Georgia, and being known and designated as Parcel I, containing 2.148 acres, all as shown upon a survey by Steven A. Coleman., Georgia Registered Land Surveyor No. 2690 dated April 29, 2004, and recorded in Plat Book 26, Page 255, Clerk’s Office, Monroe Superior Court, to which reference is made for a more complete and accurate description.

Tract B

All that tract or parcel of land lying and being in Land Lot 111 of the 5th Land District of Monroe County, Georgia, and being known and designated as Parcel 2, containing 1.281 acres, all as shown upon a survey by Steven A. Coleman., Georgia Registered Land Surveyor No. 2690 dated April 29, 2004, and recorded in Plat Book 26, Page 255, Clerk’s Office, Monroe Superior Court, to which reference is made for a more complete and accurate description.

23. Scherer Parcel 34 — 2632 Luther Smith Rd. (Monroe County)

All that tract or parcel of land situate, lying and being in Land Lot 148 of the 5th Land District of Monroe County, Georgia, containing 0.33 acre, and being more particularly described and designed as “David Wilkes and Barrie Wilkes” on a certain plat of survey prepared by Thomas A. Thornton, Surveyor, dated May 26, 1992, and recorded in Plat Book 18, Page 87, Clerk’s Office Monroe Superior Court which plat is by this reference incorporated herein and made a part hereof for all purposes.

Being improved property with a doublewide mobile home and other improvements situate thereon and affixed permanently thereto, known and designated as 2632 Luther Smith Road, Juliette, Georgia 31046, according to the present system of numbering dwellings in Monroe County, Georgia.

24. Scherer Parcel 31 — 2600 Luther Smith Rd. (Monroe County)

All that tract or parcel of land situate, lying and being in Land Lot 148 of the Fifth Land District of Monroe County, Georgia, containing in the aggregate 4.03 acres, and being designated as Lots 6 and 7 (Lot 6 contains 2.02 acres and Lot 7 contains 2.01 acres) on a certain plat of survey prepared by Herby B. Orr, Surveyor, dated April 15, 1978, and recorded in Plat Book 8, Page 138, Clerk’s Office, Monroe Superior Court, which plat is by this reference incorporated herein and made a part of this description.

There is specifically excepted from the property described above that certain 0.33 acre tract of land shown and described as the outparcel designated “David Wilkes & Barrie Wilkes” on that certain resubdivision survey prepared for Stanley Alvin Hunnicutt and Paulette Hunnicutt by Thomas A. Thornton, GRLS No. 1856, dated May 26, 1992 and recorded in Plat Book 18, Page 87, Clerk’s Office, Monroe Superior Court, being the same property described in the Corrective Warranty Deed from Stanley Alvin Hunnicutt and Paulette B. Hunnicutt to David Wilkes and Barrie Wilkes dated May 29, 1992 and recorded in Deed Book 372, Page 338, Clerk’s Office, Monroe Superior Court.

25. Scherer Parcel 15 — 2609 Luther Smith Rd. (Monroe County)

All that tract or parcel of land lying and being in Land Lot No. 148 of the 5th Land District of Monroe County, Georgia, containing 0.41 acres, as more particularly described on that certain plat of survey entitled “Property Surveyed for James Wade Williams,” prepared by Herbert B. Orr, Surveyor, dated April 14, 1978, and recorded in Plat Book 8, Page 110, Clerk’s Office, Monroe Superior Court (the “Survey”). Said tract has such size, shape and dimensions as are shown on said plat which by reference thereto is incorporated herein by reference. There is a dwelling located thereon known under the present system of numbering as 2609 Luther Smith Road, Juliette, Georgia 31046.

26. Scherer Parcel 2 — 4626 Juliette Rd. (Monroe County)

All that tract or parcel of land lying and being in Land Lots 111, 114 and 115 of the Fifth Land District, 466th (Middlebrooks) GMD, of Monroe County, Georgia, containing 99.18 acres, and being shown and designated on a Boundary Survey prepared for Nellie W. Yancey by Steve Coleman & Associates, Inc., Steven A. Coleman, GRLS No. 2690, Plat No. 10-2497, dated September 10, 2010 and recorded in Plat Book 30, Page 305, Clerk’s Office, Monroe Superior Court. Said tract has such size, shape and dimensions as are shown on said plat which by reference thereto is incorporated herein for all purposes.

27. Scherer Parcel 26 — 2176 Luther Smith Rd. (Monroe County)

All that tract or parcel of land lying and being in Land Lot 140 in the 5th Land District of Monroe County, Georgia, being known and designated as Parcel No. 1, containing 1.00 acre, more or less, according to a plat of survey for Jimmy Melvin made by Steve Coleman & Associates, Inc., Georgia Registered Surveyor No. 2690, dated July 28, 1998, and recorded in Plat Book 22, Page 255, in the Office of the Clerk of the Superior Court of Monroe County, Georgia which plat by this reference thereto is incorporated herein for a more particular and accurate description of said property.

Also, a perpetual but non-exclusive driveway easement for ingress and egress in, over and upon all that tract or parcel of land lying and being in Land Lot 140 in the 5th Land District of Monroe County, Georgia, being shown and designated as Parcel No. 2. (Private Road) containing 0.20 acre, more or less, according to the survey referred to above.

28. Hawk Buffer — 535 Hawk Rd. (Coweta County)

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 205, OF THE 3RD DISTRJCT, COWETA COUNTY, GEORGIA, AND BEING 18.38 ACRES AS PER SURVEY PREPARED FOR CHRISTOPHER HILGENBERG AND FILED AND RECORDED IN PLAT BOOK 86, PAGE 247, COWETA COUNTY, GEORGIA RECORDS, SAID PLAT BEING INCORPORATED HEREIN AND MADE A PART HEREOF BY RFERENCE.

29. Hawk Buffer — 445 Hawk Rd. (Coweta County)

All that tract or parcel of land situate, lying and being in Land Lot 203 of the Third Land District, Coweta County, Georgia, containing 2.5 acres, all as shown on plat of property prepared by JF Higgins Land Surveying, P.C., Jaime F. Higgins, Georgia Registered Land Surveyor for Jeff and Kendra Justiss, said plat of record in Plat Book 76, Page 91, Office of the Clerk, Coweta County Superior Court, reference to which plat is hereby made for a more particular description of the 2.5 acre tract. Being the same property conveyed to Seller pursuant to Warranty Deed dated August 8, 2002, recorded in Deed Book 1959, Page 651, aforesaid records.

Schedule 1

RECORDING INFORMATION

FOR

                        COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING
Original Indenture
First Supplemental Indenture
Second Supplemental Indenture
Third Supplemental Indenture
Fourth Supplemental Indenture
Fifth Supplemental Indenture
Sixth Supplemental Indenture
Seventh Supplemental Indenture
Eighth Supplemental Indenture
Ninth Supplemental Indenture
Tenth Supplemental Indenture
Eleventh Supplemental Indenture
Twelfth Supplemental Indenture
Thirteenth Supplemental Indenture
Fourteenth Supplemental Indenture
Fifteenth Supplemental Indenture
Sixteenth Supplemental Indenture
Seventeenth Supplemental Indenture
Eighteenth Supplemental Indenture
Nineteenth Supplemental Indenture
Twentieth Supplemental Indenture
Twenty-First Supplemental Indenture
Twenty-Second Supplemental Indenture
Twenty-Third Supplemental Indenture
Twenty-Fourth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING
Twenty-Fifth Supplemental Indenture
Twenty-Sixth Supplemental Indenture
Twenty-Seventh Supplemental Indenture
Twenty-Eighth Supplemental Indenture
Twenty-Ninth Supplemental Indenture
Thirtieth Supplemental Indenture
Thirty-First Supplemental Indenture
Thirty-Second Supplemental Indenture
Thirty-Third Supplemental Indenture
Thirty-Fourth Supplemental Indenture
Thirty-Fifth Supplemental Indenture
Thirty-Sixth Supplemental Indenture
Thirty-Seventh Supplemental Indenture
Thirty-Eighth Supplemental Indenture
Thirty-Ninth Supplemental Indenture
Fortieth Supplemental Indenture
Forty-First Supplemental Indenture
Forty-Second Supplemental Indenture
Forty-Third Supplemental Indenture
Forty-Fourth Supplemental Indenture
Forty-Fifth Supplemental Indenture
Forty-Sixth Supplemental Indenture
Forty-Seventh Supplemental Indenture
Forty-Eighth Supplemental Indenture
Forty-Ninth Supplemental Indenture
Fiftieth Supplemental Indenture
Fifty-First Supplemental Indenture
Fifty-Second Supplemental Indenture
Fifty-Third Supplemental Indenture
Fifty-Fourth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING
Fifty-Fifth Supplemental Indenture
Fifty-Sixth Supplemental Indenture
Fifty-Seventh Supplemental Indenture
Fifty-Eighth Supplemental Indenture
Fifty-Ninth Supplemental Indenture
Sixtieth Supplemental Indenture
Sixty-First Supplemental Indenture
Sixty-Second Supplemental Indenture
Sixty-Third Supplemental Indenture
Sixty-Fourth Supplemental Indenture
Sixty-Fifth Supplemental Indenture
Sixty-Sixth Supplemental Indenture
Sixty-Seventh Supplemental Indenture
Sixty-Eighth Supplemental Indenture
Sixty-Ninth Supplemental Indenture
Seventieth Supplemental Indenture
Seventy-First Supplemental Indenture
Seventy-Second Supplemental Indenture
Seventy-Third Supplemental Indenture